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                                                              Loan No. B051T05D

                         REVOLVING TERM LOAN SUPPLEMENT

         THIS SUPPLEMENT to the Master Loan Agreement dated February 26, 2002 (the "MLA"), is entered into as of February 26, 2002, between COBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, VOLGA, SOUTH DAKOTA (the "Company"), and amends and restates the Supplement dated May 17, 2000 and numbered B051T05C.

         SECTION 1. THE REVOLVING TERM LOAN COMMITMENT. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company in an aggregate principal amount not to exceed, at any one time outstanding (i) $16,000,000.00 through and including July 31, 2002;
(ii) $18,200,000.00 beginning August 1, 2002 and continuing through and including April 30, 2003; (iii) $21,000,000.00 beginning May 1, 2003 and continuing through and including September 19, 2003; and (iv) thereafter reducing in scheduled periodic increments of $1,300,000.00 as specified in
Section 5 below (the "Commitment").

The Company may, by written notice to CoBank, voluntarily reduce the amount of the Commitment, subject to the following: (i) any such voluntary reduction in the Commitment effective prior to May 1, 2003, shall be irrevocable until the next scheduled increase in the Commitment, at which time such voluntary reduction shall be automatically cancelled; and (ii) any such voluntary reduction in the Commitment effective on or after May 1, 2003, shall be irrevocable for the remaining term of the Loan and shall not reduce or delay any scheduled reduction in the Commitment specified in Section 5 below, which scheduled reductions shall continue notwithstanding any such voluntary reduction and with the corresponding Commitment amounts specified in Section 5 being reduced accordingly (it being understood that any such voluntary reduction will have the effect of shortening the term and maturity of the loan). Any voluntary reduction shall be effective 10 days after receipt by CoBank of written notice from the Company, or, if such day is not a day on which CoBank is open for business, then on the next business day of CoBank. In no event may the Company request a voluntary reduction that would reduce the Commitment to an amount less than the outstanding principal balance. Within the limits of the Commitment, the Company may borrow, repay and reborrow.

         SECTION 2. PURPOSE. The purpose of the Commitment is to provide working capital to the Company and to finance the construction of a soybean oil refinery.

         SECTION 3. TERM. The term of the Commitment shall be from February 26, 2002, up to but not including March 20, 2011 (or earlier in the event of any voluntary reduction(s) in the commitment).

         SECTION 4. INTEREST. The Company agrees to pay interest on the unpaid principal balance of each loan in accordance with one or more of the following interest rate options, as selected by the Company:


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         (A) VARIABLE RATE OPTION. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank may not exceed CoBank's National Variable Rate (as hereinafter defined) on that day and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request. For purposes hereof, the National Variable Rate shall mean the rate of interest established by CoBank from time to time as its National Variable Rate, which Rate is intended by CoBank to be a reference rate and not its lowest rate. The National Variable Rate will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company promptly after any such change.

         (B) FIXED RATE OPTION. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods as may be agreeable to CoBank in its sole discretion in each instance.

The Company shall select the applicable rate option at the time it requests each loan hereunder and may, on any Business Day, elect to convert balances bearing interest at the variable rate option to the fixed rate option. In addition, prior to the expiration of any fixed rate period, the Company may, subject to Section 12 of the MLA, convert any fixed rate balance to the variable rate option or refix the rate at a new rate to be quoted by CoBank. Upon the expiration of any fixed rate period, the Company may, subject to the terms hereof, refix the rate or convert the rate to the variable rate option. In the absence of any such election, interest shall automatically accrue at the variable rate option. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company's local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month.

         SECTION 5. PROMISSORY NOTE. The Company promises to repay on the dates set forth below, the outstanding principal, if any, that is in excess of the available Commitment, which shall be reduced in scheduled periodic increments of $1,300,000.00 as follows:

                           PAYMENT DATE:            REDUCING COMMITMENT TO:*
               September 20, 2003                       $19,700,000.00
               March 20, 2004                           $18,400,000.00
               September 20, 2004                       $17,100,000.00
               March 20, 2005                           $15,800,000.00
               September 20, 2005                       $14,500,000.00
               March 20, 2006                           $13,200,000.00
               September 20, 2006                       $11,900,000.00
               March 20, 2007                           $10,600,000.00
               September 20, 2007                       $ 9,300,000.00
               March 20, 2008                           $ 8,000,000.00
               September 20, 2008                       $ 6,700,000.00
               March 20, 2009                           $ 5,400,000.00
               September 20, 2009                       $ 4,100,000.00


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
               March 20, 2010                           $ 2,800,000.00
               September 20, 2010                       $ 1,500,000.00
               March 20, 2011                           $         0.00

                                           * less any voluntary reduction(s)


If any payment due date is not a day on which CoBank is open for business, then such payment shall be made on the next day on which CoBank is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

         SECTION 6. PREPAYMENT. The loans may be prepaid in whole or in part on one CoBank business day's prior written notice. During the term of the Commitment, prepayments shall be applied to such balances, fixed or variable, as the Company shall specify. After the expiration of the term of the Commitment, prepayments shall, unless CoBank otherwise agrees, be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as CoBank shall specify.

         SECTION 7. COMMITMENT FEE. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/2 of 1% per annum (calculated on a 360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

         SECTION 8. AMENDMENT FEE. In consideration of this amendment, the Company agrees to pay upon the execution hereof an Amendment Fee of $6,500.00.

         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                                  SOUTH DAKOTA SOYBEAN PROCESSORS

By:                                          By:      /s/ Connie Kelly
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Title:                                       Title:   CFO
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